NOVOGRADAC & COMPANY LLP
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' REPORT

To the Partners of
Pilgrim Towers East Associates:

We have audited the accompanying balance sheets of Pilgrim Tower East Associates (a California limited partnership) (Project No. 75017S) as of December 31, 2008 and 2007, and the related statements of operations, changes in partner's capital (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States and the requirements of the *Audited Financial Statement Handbook for Multi Family Rental Housing Financed by the California Housing Finance Agency.* Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pilgrim Tower East Associates as of December 31, 2008 and 2007, and the results of its operations, changes in partners' capital (deficit) and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with *Government Auditing Standards*, we have also issued a report dated March 2, 2009, on our consideration of Pilgrim Tower East Associates' internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with *Government Auditing Standards*, we have also issued an opinion dated March 2, 2009, on Pilgrim Tower East Associates' compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with *Government Auditing Standards* and should be considered in assessing the results of our audits.

March 2, 2009

Novogradac & Company LLP

MHM
Mayer Hoffman McCann P.C.
An Independent CPA Firm

One South Wacker Drive, Suite 1800
Chicago, Illinois 60606-4603
312-602-6800 ph
312-602-6950 fx
www.mhm-pc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

THORNWOOD HOUSE ASSOCIATES

We have audited the accompanying balance sheets of Thornwood House Associates – IHDA Project No. ML-56 as of December 31, 2008 and 2007, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to the financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thornwood House Associates – IHDA Project No. ML-56 as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming the Partnership will continue as a going concern. As discussed in Note 11 to the financial statements, the Partnership has a history of losses from operations and has a large working capital deficit. Those conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In accordance with *Government Auditing Standards* and the Illinois Housing Development Authority's *Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments*, we have also issued a report dated March 24, 2009, on our consideration of the Partnership's internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with *Government Auditing Standards*, we have also issued an opinion dated March 24, 2009, on the Partnership's compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with *Government Auditing Standards* and important for assessing the results of our audit.

Mayer Hoffman McCann P.C.

Chicago, Illinois
March 24, 2009

MHM

Mayer Hoffman McCann P.C.
An Independent CPA Firm

One South Wacker Drive, Suite 1800
Chicago, Illinois 60606
312-602-6800 ph
312-602-6950 fx
www.mhm-pc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

SOUTHWEST DEVELOPMENT COMPANY

We have audited the accompanying balance sheets of Southwest Development Company – IHDA Project No. ML-21 as of December 31, 2008 and 2007, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to the financial audits contained in *Government Auditing Standards* issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Development Company – IHDA Project No. ML-21 as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

In accordance with *Government Auditing Standards* and the Illinois Housing Development Authority's *Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments*, we have also issued a report dated March 4, 2009, on our consideration of the Partnership's internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with *Government Auditing Standards*, we have also issued an opinion dated March 4, 2009, on the Partnership's compliance with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD/IHDA-assisted program. Those reports are an integral part of an audit performed in accordance with *Government Auditing Standards* and important for assessing the results of our audit.

Mayer Hoffman McCann P.C.

Chicago, Illinois
March 4, 2009